UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement.

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒  Definitive Proxy Statement.

☐  Definitive Additional Materials.

☐  Soliciting Material Pursuant to §240.14a-12.

GREENMAN TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based on the $150,000 total consideration proposed to be paid to GreenMan Technologies, Inc. in the transaction.

(4)	Proposed maximum aggregate value of transaction: $150,000

(5)	Total fee paid: $17.42

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

These definitive proxy materials are being filed by GreenMan Technologies, Inc. to revise the definitive proxy materials filed with the Securities and Exchange Commission on July 5, 2011. The sole purpose for filing these definitive proxy materials is to remove the words “Preliminary Copy” from the cover page of the proxy statement and from the related form of proxy. No other changes have been made to the materials filed on July 5, 2011.

GREENMAN TECHNOLOGIES, INC.

7 Kimball Lane, Building A

Lynnfield, Massachusetts 01940

(781) 224-2411

July 7, 2011

Dear Stockholders:

I am pleased to enclose the proxy statement for our Special Meeting of stockholders to be held on July 29, 2011. We are asking stockholders to approve the sale of our molded rubber products business, operated by our Green Tech Products, Inc. subsidiary, to Irish Knight Holdings, L.L.C. for consideration consisting of (i) the assumption of substantially all of Green Tech Products’ liabilities (which were approximately $1,100,000 at March 31, 2011, including all of Green Tech Products’ loans from Great Western Bank, which will be repaid to such bank directly by Irish Knight Holdings), but excluding potential liabilities associated with certain pending litigation; (ii) a $50,000 stock inventory credit toward the purchase of products and services; and (iii) a promissory note in the principal amount of $100,000 (the “Transaction”).

Based on Green Tech Products’ historical performance, our Board of Directors determined it to be in the best interests of shareholder value to exit the molded rubber product business and to devote all of our corporate resources to advancing American Power Group’s dual fuel conversion business. On March 8, 2011, our Board adopted a plan to commence an immediate effort to identify potential buyers for Green Tech Products’ business and/or evaluate other strategic alternatives.

In addition, our Board of Directors has recommended to the stockholders that we amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 100,000,000 shares. The Board of Directors believes that the authorized common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors. These purposes may include, among others, the issuance of common stock to facilitate potential mergers or acquisitions, raising capital or acquiring technology rights through the sale of stock, and/or attracting or retaining valuable employees by the issuance of stock options. Except as described above or elsewhere in this proxy statement, we have no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board of Directors, however, considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

The date, time, place, and agenda for the Special Meeting are set forth in the accompanying notice of Special Meeting. The accompanying proxy statement contains important information about the proposals to be submitted for a vote at the Special Meeting.

Please review this information carefully in deciding how to vote. Our Board of Directors unanimously recommends that you vote “FOR” each proposal.

YOUR VOTE ON THESE MATTERS IS IMPORTANT. Please see the accompanying notice of meeting for instructions on how to vote.

I look forward to seeing you at the meeting.

Sincerely,

Lyle Jensen

President and Chief Executive Officer

GREENMAN TECHNOLOGIES, INC.

7 Kimball Lane, Building A

Lynnfield, Massachusetts 01940

(781) 224-2411

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2011

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (the “Special Meeting”) of GreenMan Technologies, Inc., a Delaware corporation (“GreenMan,” “we” or “us”), will be held on July 29, 2011, at 10:00 a.m., local time at the offices of Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Suite 205, Waltham, Massachusetts, 02451. At our Special Meeting we will ask you to:

1.	Approve the sale of substantially all of the assets of our wholly-owned subsidiary Green Tech Products, Inc. that relate to our molded rubber products business (the “Molded Rubber Products Business”) pursuant to the Asset Purchase Agreement dated June 13, 2011 between Green Tech Products, Inc. and Irish Knight Holdings, L.L.C.;
2.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000;
3.	Approve one or more adjournments of the Special Meeting, if deemed necessary to facilitate the approval of either of the foregoing proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve such proposals; and
4.	Transact any other business that may properly come before the Special Meeting and any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2 and 3 and that you allow our representatives to vote the shares represented by your proxy as recommended by our Board of Directors.

Pursuant to our bylaws, our Board of Directors has fixed the close of business on May 31, 2011, as the record date (the “Record Date”) for determining those stockholders entitled to notice of and to vote at the Special Meeting. The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date is required in order to approve the sale of the Molded Rubber Products Business and the proposed amendment to our Restated Certificate of Incorporation. The affirmative vote of holders of a majority of our shares of common stock issued and outstanding as of the Record Date that are represented in person or by proxy and voting at the Special Meeting is required in order to approve the proposal to authorize the adjournment of the Special Meeting to a later date or dates, if necessary. Each of these proposals is more fully described in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Lyle Jensen

President and Chief Executive Officer

July 7, 2011

Lynnfield, Massachusetts

A FORM OF PROXY IS ENCLOSED. YOUR VOTE IS VERY IMPORTANT. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES OUTLINED IN THE ACCOMPANYING PROXY STATEMENT. THE SHARES REPRESENTED BY YOUR PROXY WILL BE VOTED ACCORDING TO YOUR SPECIFIED RESPONSE. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSALS AND THE TRANSACTIONS CONTEMPLATED THEREBY. IF YOU FAIL TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING, THE EFFECT WILL BE A VOTE AGAINST PROPOSALS 1 AND 2 AND THE TRANSACTIONS CONTEMPLATED THEREBY, WITH NO EFFECT ON PROPOSAL 3.

TABLE OF CONTENTS

Page
Summary	2
Questions and Answers About the Special Meeting and Related Proposals	8
The Special Meeting	11
Forward Looking Statements	13
Risk Factors	14
Proposal No. 1: Approval of the Sale of the Molded Rubber Products Business	16
The Parties	16
Reasons for the Sale of the Molded Rubber Products Business	16
Background of the Sale of the Molded Rubber Products Business	16
Effect of the Sale of the Molded Rubber Products Business	17
The Asset Purchase Agreement	17
Certain Material Federal and State Income Tax Consequences of the Proposed Sale	22
Accounting Treatment	22
Regulatory Approvals	22
No Changes in the Rights of Stockholders	23
No Appraisal Rights	23
Required Vote	23
Recommendation of our Board of Directors Regarding the Sale of the Molded Rubber Products Business	24
Proposal No. 2: Approval of to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000	25
Proposal No. 3: Adjournment	26
Unaudited Pro Forma Consolidated Financial Information	27
Pro Forma Consolidated Balance Sheet as of March 31, 2011 (Unaudited)	28
Pro Forma Consolidated Statement of Operations Six Months Ended March 31, 2011 (Unaudited)	29
Pro Forma Consolidated Statement of Operations Six Months Ended March 31, 2010 (Unaudited)	29
Pro Forma Consolidated Statement of Operations Fiscal Year Ended September 30, 2010 (Unaudited)	30
Unaudited Financial Statements – Molded Rubber Products Business	31
Balance Sheets as of March 31, 2011 (Unaudited) and September 30, 2010	32
Statements of Operations for the Six Months Ended March 31, 2011 and 2010 (Unaudited) and the Fiscal Years ended September 30, 2010 and 2009	33
Security Ownership of Certain Beneficial Owners and Management	38
Other Matters	39
Stockholder Proposals	39
Where you Can Find More Information	39
Request to Sign, Date and Return Proxies	39
Appendix A – Asset Purchase Agreement	A-1
Appendix B – Annual Report on Form 10-K for the fiscal year ended September 30, 2010	B-1
Appendix C – Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011	C-1
Appendix D – Text of Proposed Amendment to Restated Certificate of Incorporation	C-1

This proxy statement and the form of proxy were first mailed to stockholders on or about July 7, 2011.

GREENMAN TECHNOLOGIES, INC.

7 Kimball Lane, Building A

Lynnfield, Massachusetts

(781) 224-2411

PROXY STATEMENT

Special Meeting of Stockholders
To Be Held July 29, 2011
10:00 A.M.

The enclosed Proxy is solicited by the Board of Directors (the “Board of Directors”) of GreenMan Technologies, Inc., a Delaware corporation, for use at our special meeting of stockholders (the “Special Meeting”) to be held at the offices of Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Suite 205, Waltham, Massachusetts, 02451. It is anticipated that this Proxy Statement will be mailed to our stockholders on or about July 7, 2011. References to the “Company,” “us,” “we,” or “our,” refer to GreenMan Technologies, Inc.

The Special Meeting is for the purpose of considering and voting upon:

1.	The approval of the sale of substantially all of the assets of our wholly-owned subsidiary Green Tech Products, Inc. that relate to our molded rubber products business (the “Molded Rubber Products Business”) pursuant to the Asset Purchase Agreement dated June 13, 2011 between Green Tech Products, Inc. and Irish Knight Holdings, L.L.C.;
2.	The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000;
3.	The approval of one or more adjournments of the Special Meeting, if deemed necessary to facilitate the approval of either of the foregoing proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve such proposals; and
4.	The transaction of any other business that may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to come before the Special Meeting, and unanimously recommends that you vote “FOR” these proposals.

1

SUMMARY

The following summary, together with the question and answer section, provides an overview of the proposals discussed in this Proxy Statement and the attached appendices. This summary also contains cross-references to the more detailed discussions elsewhere in this Proxy Statement. This summary may not contain all of the information that is important to you. To understand fully the proposed sale of our Molded Rubber Products Business and for a more complete description of the terms thereto, you should carefully read this entire Proxy Statement, including the information incorporated by reference, and the attached appendices in their entirety.

Proposal No. 1: Sale of our Molded Rubber Products Business:

General (see page 16)

Our Green Tech Products, Inc. subsidiary has entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Irish Knight Holdings, L.L.C. (“IKH”), pursuant to which Green Tech Products will sell to IKH substantially all the assets which constitute our molded recycled rubber products business (the “Molded Rubber Products Business”). For the fiscal year ended September 30, 2010, our Molded Rubber Products Business had revenue of $2.2 million or 87% of our total consolidated revenue and operating losses of $.86 million or 15% of our total consolidated net losses. At September 30, 2010, our Molded Rubber Products Business had total assets of $2.54 million or 37% of our total consolidated assets. For the six months ended March 31, 2011, our Molded Rubber Products Business had revenue of $0.83 million or 49% of our total consolidated revenue and operating losses of $1.06 million of 28% of our total net consolidated net losses. At March 31, 2011, our Molded Rubber Products Business had total assets of $1.25 million or 24% of our total consolidated assets.

The Parties (see page 16)

GreenMan Technologies, Inc.

We were originally founded in 1992 and have operated as a Delaware corporation since 1995. Our business is comprised of two business segments, our dual fuel conversion operations (American Power Group) and our molded recycled rubber products operations (Green Tech Products). On June 17, 2009, we signed an exclusive license agreement with American Power Group, Inc. under which we acquired the exclusive worldwide right to commercialize their patented dual fuel alternative energy technology and July 27, 2009, we purchased substantially all of their remaining operating assets, including their name but excluding the dual fuel patent. If the sale of the Molded Rubber Products Business is completed, our sole business will be to operate American Power Group’s dual fuel conversion operations.

Green Tech Products, Inc.

Green Tech Products, Inc. (formerly known as Welch Products, Inc.) is an Iowa corporation wholly owned by GreenMan since October 2007. Green Tech Products’ molded recycled rubber products operations specialize in the design, development and manufacturing of branded recycled products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments.

Irish Knight Holdings, L.L.C.

Irish Knight Holdings, L.L.C. is an Iowa limited liability company co-owned by two senior managers of Green Tech Products. IKH’s principal executive offices are located at 1701 Fernwood Lane, Algonquin, Illinois 60102, and its phone number is 847-917-3958.

Reasons for the Sale of the Molded Rubber Products Business (see page 16)

Green Tech Products has incurred operating losses aggregating approximately $5.9 million since we acquired the company on October 1, 2007. In addition, Green Tech Products has experienced declining revenues during the past two fiscal years despite ongoing investments in sales and marketing initiatives intended to promote their patented products and establish market presence. The sale of the Molded Rubber Products Business will permit us to focus all of our corporate resources on advancing our dual fuel conversion business, which we believe has much greater potential for scalability given the millions of diesel engines operated globally today. We believe the sale of the Molded Rubber Products Business and the terms of the Asset Purchase Agreement are in the best interests of our stockholders.

2

Our Board of Directors also considered various risks when evaluating the sale of the Molded Rubber Products Business, which include:

•	The viability of our remaining business after the sale of the Molded Rubber Products Business and our ability to identify and develop new business opportunities;
•	The fact that, if the sale of the Molded Rubber Products Business is completed, we will remain responsible for certain pending litigation involving that business; and
•	The possibility that the proposed sale might not be completed and the effect on our business and financial position.

Effect of the Sale of the Molded Rubber Products Business (see page 17)

If our stockholders approve the sale of the Molded Rubber Products Business, we will seek to complete the sale. The sale will relieve us of material liabilities and other obligations, and will allow us to focus both management’s attention and our corporate resources to grow our dual fuel conversion business model domestically as well as world-wide and to pursue additional business opportunities that are intended to increase shareholder value.

The Asset Purchase Agreement (see page 17)

Purchase Price

As consideration for the sale of substantially all the assets of the Molded Rubber Products Business, the purchase price will be (i) the assumption of substantially all Green Tech Products’ liabilities (which were approximately $1,100,000 at March 31, 2011, including all of Green Tech Products’ loans from Great Western Bank, in an amount not to exceed $221,427 (inclusive of all principal, accrued but unpaid interest and other charges, fees and obligations), which will be repaid to such bank directly by IKH), but excluding potential liabilities associated with certain pending litigation; (ii) a $50,000 stock inventory credit toward the purchase of products and services from IKH, which credit may be applied during the first nine months after completion of the sale; and (iii) a promissory note in the principal amount of $100,000, which note would bear interest at the rate of 6% per annum and would be payable in increasing monthly installments over a period of 60 months.

The Asset Purchase Agreement is attached to this Proxy Statement as Appendix A. We encourage you to read the Asset Purchase Agreement carefully. Our Board of Directors has unanimously approved the Asset Purchase Agreement, which is the binding legal agreement that governs the terms of the sale of our Molded Rubber Products Business.

Some of the key provisions of the Asset Purchase Agreement are as follows:

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties of the parties relating to, among other things, their authority to enter into the Asset Purchase Agreement and the condition of the Molded Rubber Products Business. For a more detailed description of the representations and warranties of each of the parties, please see page 19.

Covenants

The Asset Purchase Agreement contains customary covenants of the parties, including agreements by Green Tech Products to conduct the Molded Rubber Products Business in accordance with ordinary past practices and to refrain from certain actions between the time of signing the Asset Purchase Agreement and the closing of the sale of the Molded Rubber Products Business, and our agreement to use commercially reasonable efforts to solicit stockholder proxies approving the sale of the Molded Rubber Products Business.

3

Indemnification

The Asset Purchase Agreement provides that each party will indemnify the other for any losses incurred as a result of, among other things, breaches of representations, warranties and covenants, subject in certain circumstances to specified dollar and time limitations. However, Green Tech Products will not be obligated to indemnify IKH with respect to any representation or warranty in the Asset Purchase Agreement to the extent that Green Tech Products’ management team or employees knew or should have known that such representation or warranty is or might be inaccurate.

Conditions to Closing

The obligations of the parties to complete the sale of the Molded Rubber Products Business are subject to certain customary closing conditions, including, among other things:

•	the accuracy in all material respects of all of the parties’ respective representations and warranties in the Asset Purchase Agreement;
•	the performance in all material respects by the parties of all of their respective covenants and obligations under the Asset Purchase Agreement to be performed or complied with prior to the completion of the proposed sale of the Molded Rubber Products Business;
•	IKH shall have obtained on terms and conditions satisfactory to it funds sufficient to complete the transaction; and
•	the stockholders of the Company shall have approved the proposed sale.

Termination

The Asset Purchase Agreement may be terminated by:

•	mutual consent of the parties;
•	either party if the other party has failed to satisfy any of the closing conditions required to be satisfied by such party prior to Closing;
•	either party if the other party has committed a material breach of any provision of the Asset Purchase Agreement and such breach has not been cured by such party within five business days of receipt of notice of such breach;
•	either party, if our stockholders do not approve the sale of the Molded Rubber Products Business;
•	IKH, if IKH fails to obtain on terms and conditions satisfactory to it funds sufficient to complete the transaction; or
•	by either party on August 31, 2011 if the transactions contemplated by the Asset Purchase Agreement have not been completed by that date.

Transaction Expenses

The parties to the Asset Purchase Agreement will pay their own expenses.

Certain Material Federal and State Income Tax Consequences (see page 22)

The sale of assets contemplated by the Asset Purchase Agreement may be a transaction taxable to us for United States federal and state income tax purposes. However, we believe any taxable gain on a federal or state tax basis would be offset against our current year losses from operations plus available net operating loss carry forwards, as currently reflected on our consolidated federal and state income tax returns.

4

The sale of assets contemplated by the Asset Purchase Agreement will not be a taxable event for our stockholders under applicable United States federal income tax laws.

Accounting Treatment (see page 22)

We will record the sale of the Molded Rubber Products Business in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition, we will recognize a gain or loss for financial statement purposes equal to the net proceeds (the sum of the purchase price, including all liabilities assumed, less the expenses of the sale) less the book value of the assets sold.

Regulatory Approvals (see page 22)

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to complete the sale of the Molded Rubber Products Business, other than the filing of this Proxy Statement with the Securities Exchange Commission. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions contemplated by the Asset Purchase Agreement.

No Changes in the Rights of Stockholders (see page 23)

There will be no change in the rights of our stockholders as a result of the sale of the Molded Rubber Products Business.

No Appraisal Rights (see page 23)

Our stockholders do not have appraisal rights under the Delaware General Corporation Law in connection with the sale of the Molded Rubber Products Business.

Required Vote (see page 23)

Our Board of Directors believes that the sale of substantially all the assets of the Molded Rubber Products Business does not constitute a sale of “all or substantially all” of our assets for purposes of Section 271 of the Delaware General Corporate Law, and accordingly, our Board of Directors believes that approval of our stockholders is not required as a matter of Delaware law. The analysis of whether the sale of substantially all the assets of the Molded Rubber Products Business is subject to Section 271 is, however, inherently fact-driven and, if a court of competent jurisdiction were asked to determine whether Section 271 applied, its analysis would depend, among other things, on its views on the relative fair market value of the assets sold as compared to the fair market value of the assets retained following the transaction. To eliminate any uncertainty, Green Tech Products and IKH agreed that the transaction would be conditioned upon an approval of our stockholders. Our Board of Directors has determined to seek the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date, so that such approval that would meet the requirements of Section 271 if Section 271 applied. Our Board of Directors also considered such approval to be a matter of good corporate governance. Because the transaction will be subject to stockholder approval by the stockholder vote that would otherwise be required if we were to sell all or substantially all of our assets, we believe that stockholder approval of the sale of substantially all the assets of the Molded Rubber Products Business would ensure that the transaction has satisfied the requirements of Section 271 if a court of competent jurisdiction ever determined that Section 271 applied to such transaction.

The affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Special Meeting is therefore required to approve the sale of the Molded Rubber Products Business. For this purpose, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote “AGAINST” the sale of the Molded Rubber Products Business. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the sale of the Molded Rubber Products Business.

5

Based in part on the determination of the full Board of Directors, the Compensation Committee of our Board of Directors has determined that the sale of substantially all the assets of the Molded Rubber Products Business does not represent a sale of all or substantially all of our assets for purposes of our 2005 Stock Option Plan, as amended, any awards issued thereunder, or any severance or similar agreements we have with any of our employees. Accordingly, we will not deem the transaction to be an event that triggers the acceleration of vesting of stock options, restricted stock or restricted stock units, or the payment of severance, alone (a “single-trigger”) or in combination with a termination of service (a “double-trigger”). It is possible, however, that one or more employees will disagree with such conclusion and initiate legal action to receive benefits that would be available if the sale of substantially all the assets of the Molded Rubber Products Business were deemed a sale of all or substantially of our assets and other conditions set forth in the applicable plan or agreement were satisfied. Similarly, we do not believe that the sale of substantially all the assets of the Molded Rubber Products Business represents the sale of all or substantially all of our assets for purposes of certain promissory notes that become due and payable upon the sale or other disposition of all or substantially all of our assets. It is possible, however, that one or more note holders will disagree with such conclusion and initiate legal action to recover the principal amount of such notes, together with all accrued interest and costs of collection. We cannot assure you that we would prevail in any such actions.

None of our executive officers has any agreement or understanding concerning any type of compensation (whether present, deferred, or contingent) that is based on or otherwise relates to the completion of the sale of the assets of the Molded Rubber Products Business and that has not been waived. Accordingly, we are not requesting an advisory vote of our stockholders with respect to any such compensation.

Recommendation of our Board of Directors Regarding the Sale of the Molded Rubber Products Business (see page 24)

For the reasons described above, our Board of Directors has determined that the proposed sale of the Molded Rubber Products Business is in the best interests of the Company and our stockholders. Accordingly, our Board of Directors has unanimously approved the proposed sale of the Molded Rubber Products Business and Asset Purchase Agreement and unanimously recommends to our stockholders that they vote “FOR” approval of Proposal No. 1: Approval of the Sale of the Molded Rubber Products Business.

Proposal No. 2 Amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000

Purpose (see page 25)

As of May 31, 2011, there were 36,034,908 shares of our common stock issued and outstanding, and we had reserved approximately 9,871,088 additional shares for future issuance. These reserved shares include: 5,898,500 shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, 2005 Stock Option Plan, 874,746 shares for issuance upon exercise of other stock options and stock purchase warrants and 3,097,842 shares for issuance upon the conversion of certain convertible promissory notes.

The Board of Directors believes that the authorized common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors. If this proposal is approved, the Board of Directors will have the authority to issue approximately 54,090,000 additional shares of common stock as of May 31, 2011, not including shares already reserved for issuance, as described above, without further stockholder approval.

Required Stockholder Vote to Approve the Increase in our Authorized Capital Stock (see page 26)

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date is required in order to approve the proposal to increase the number of authorized shares of common stock from 60,000,000 to 100,000,000 shares. For this purpose, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote “AGAINST” the increase. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the proposal to increase the number of authorized shares of common stock.

6

Recommendation of our Board of Directors (see page 26)

Our Board of Directors believes that the increase in the number of authorized shares of common stock is in the best interests of our Company and our stockholders. Accordingly, our Board of Directors unanimously recommends to our stockholders that they vote “FOR” approval of Proposal No. 2: Approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000.

Proposal No. 3: Adjournment of the Special Meeting

Purpose (see page 26)

In the event there are not sufficient votes present, in person or by proxy, at the Special Meeting to approve the sale of the Molded Rubber Products Business or the increase in the number of authorized shares of common stock, our chief executive officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the Special Meeting to a later date or dates to permit further solicitation of proxies.

Required Stockholder Vote to Approve the Adjournment Proposal (see page 26)

Approval of Proposal No. 3 will require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Assuming the presence of a quorum, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have no effect on Proposal No. 3: Adjournment.

Recommendation of our Board of Directors (see page 26)

Our Board of Directors unanimously recommends that our stockholders vote “FOR” approval of Proposal No. 3 to adjourn the Special Meeting, if necessary to obtain the requisite number of proxies to approve Proposal No. 1 and/or Proposal No. 2.

7

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED PROPOSALS

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you own shares of our common stock. This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the Special Meeting. It also gives you information on the proposals so that you can make an informed decision.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on May 31, 2011 will be entitled to vote at the Special Meeting.

What is being voted on?

You are being asked to vote on the following matters:

1.	To approve the sale of our Molded Rubber Products Business;
2.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000; and
3.	To approve one or more adjournments of the Special Meeting, if deemed necessary to facilitate the approval of either of the foregoing proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve such proposals.

What will happen if the proposed sale of the Molded Rubber Products Business is approved?

If the proposed sale of the Molded Rubber Products Business is approved, we will complete the sale subject to the satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate that the transaction will close as promptly as practicable after the Special Meeting.

What will happen if the proposed sale of the Molded Rubber Products Business is not approved?

If we are unable to successfully complete the sale of our Molded Rubber Products Business we intend to close the Molded Rubber Products Business, liquidate Green Tech Products’ assets and use the net proceeds to satisfy as much of Green Tech Products’ obligations as possible.

What will happen if the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000 is not approved?

If the proposed amendment to increase the number of authorized shares is not approved, the Board believes that we may not have sufficient shares to issue in conjunction with potential business development opportunities or capital raising efforts.

Does the Board of Directors recommend that I vote on the proposals to be considered and voted upon at the Special Meeting?

Our Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the proposed sale of the Molded Rubber Products Business to IKH;
•	“FOR” the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000;
•	“FOR” the adjournment of the Special Meeting, if necessary to obtain the requisite number of proxies to approve either of the foregoing proposals.

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How do I vote?

If your shares are registered directly in your name with our transfer agent, then, after carefully reading and considering the information contained or referred to in this Proxy Statement, including the Appendices, you may either (i) complete, sign and date your proxy card and voting instructions and return them in the enclosed postage-paid envelope or (ii) vote in person at the Special Meeting. Please vote your shares as soon as possible so that your shares will be represented at the Special Meeting.

If my shares are held in “street name” by my broker or other nominee, will my nominee vote my shares for me?

If your shares are held of record by a broker or other nominee, the nominee will vote your shares only if you provide instructions on how to vote. Please consult your broker or nominee for voting instructions and tell that person how you would like him or her to vote your shares. If you do not tell your broker or other nominee how to vote, your shares will not be voted. If your shares are held of record by a broker or other nominee and you wish to vote at the special meeting, you must obtain from the record holder a proxy issued in your name or bring an account statement or letter from the nominee indicating your beneficial ownership as of the record date.

Can I change my vote after I have delivered my proxy?

Yes. You may revoke your proxy at any time before it is voted at the meeting by (i) delivering a written notice of revocation to Charles E. Coppa, our Chief Financial Officer and Corporate Secretary, at GreenMan Technologies, Inc. 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940; (ii) delivering a later-dated proxy; or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in an account at a brokerage firm or a bank, you should contact your brokerage firm or bank for instructions on how to change your vote.

How many votes are required to approve the sale of the Molded Rubber Products Business?

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date is required in order to approve the sale of the Molded Rubber Products Business. For this purpose, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote against the sale of the Molded Rubber Products Business.

How many votes are required to approve the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000?

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date is required in order to approve the amendment to our Restated Certificate of Incorporation. For this purpose, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote against the increase.

Am I entitled to appraisal rights?

No, our stockholders do not have appraisal rights under the Delaware General Corporation Law in connection with the sale of the Molded Rubber Products Business or the increase in the number of authorized shares of our capital stock.

When do you expect the sale of the Molded Rubber Products Business to be completed?

It is currently anticipated that the transactions and actions contemplated in the Asset Purchase Agreement will be completed as promptly as practicable following our Special Meeting to be held on July 29, 2011.

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Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

Who should I call if I have any questions about the Special Meeting?

If you have any questions about the Special Meeting, you should contact Charles E. Coppa, our Chief Financial Officer and Corporate Secretary, at (781) 224-2411.

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THE SPECIAL MEETING

Time, Date and Place; Matters to be Considered

The Special Meeting will be held on July 29, 2011, at 10:00 a.m. local time, at the offices of Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Suite 205, Waltham, Massachusetts, 02451. At the Special Meeting, stockholders will be asked to consider and vote upon each of the proposals and conduct such other business as may properly come before the Special Meeting and any adjournment thereof.

Voting and Record Date

The Board of Directors has fixed May 31, 2011, as the record date (the “Record Date”) for determining holders of shares of our common stock that are entitled to receive notice of and to vote at the Special Meeting. Each holder of record of shares of our voting stock on the Record Date is entitled to cast one vote per share, in person or by a properly executed proxy, with respect to the approval of the proposals and any other matter to be submitted to a vote of our stockholders at the Special Meeting. At May 31, 2011, there were 36,034,908 shares of common stock outstanding.

Approval of Proposal No. 1 and Proposal No. 2 will each require the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date. Therefore, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as votes against Proposal No. 1 and Proposal No. 2. Approval of Proposal No. 3 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Assuming the presence of a quorum, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have no effect on Proposal No 3.

The Board of Directors has unanimously approved each of the proposals and recommends that stockholders vote “FOR” the approval of each of the proposals. We are seeking requisite stockholder approval of each of the proposals.

A complete list of stockholders entitled to vote at the Special Meeting will be available at least 10 days before the Special Meeting for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours at the principal executive offices of the Company. The list will also be available at the Special Meeting.

Quorum

The required quorum for the transaction of business at the Special Meeting is a majority of the shares of our common stock issued and outstanding on the Record Date and entitled to vote at such meeting. Broker non-votes and shares that are voted “FOR” or “AGAINST” a proposal or marked “ABSTAIN” are treated as being present at the Special Meeting for purposes of establishing a quorum.

Abstentions and Broker Non-Votes

Broker “non-votes” and the shares of voting stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of voting stock is present at a meeting. A broker “non-vote” occurs when a nominee holding shares of voting stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Proposals 1, 2 and 3 are non-discretionary items, which means that a nominee may not vote on either proposal without instructions from the beneficial owner. Since each of Proposals 1 and 2 requires the affirmative vote of the holders of a majority of our issued and outstanding voting stock entitled to vote at the Special Meeting, abstentions and broker “non-votes” have the effect of votes “AGAINST” Proposals 1 and 2. Since Proposal 3 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it, assuming the presence of a quorum, abstentions and broker “non-votes” will have no effect on Proposal 3.

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Brokerage Accounts

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the proxy card representing your shares. In addition, if you hold your shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet. Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.

Proxies

Our Board of Directors is asking for your proxy. Giving your proxy means you authorize the named proxies to vote your shares at the Special Meeting in the manner you direct. You may vote for or against the proposals or abstain from voting. All shares of common stock that are represented at the Special Meeting by properly executed proxies received by us prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the choices marked thereon by the stockholders. If no choice is marked, the shares represented by each proxy will be voted FOR approval of each of the proposals. At the time that this Proxy Statement was mailed to stockholders, we were not aware that any other matters not referred to herein would be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Special Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Attendance at the Special Meeting

Only holders of common stock may attend the Special Meeting. If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and photo identification at the Special Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our common stock as of the record date as acceptable proof of ownership.

Costs of Solicitation

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

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FORWARD LOOKING STATEMENTS

Statements in this Proxy Statement that are “forward-looking statements” are based on our beliefs as well as assumptions made by us using information currently available. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events, are subject to certain risks, uncertainties and assumptions, and are not guaranties of future performance. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. These forward looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Actual results could differ materially from projected results because of factors such as:

•	If our stockholders fail to approve the proposed sale of our Molded Rubber Products Business, or if we are unable to satisfy the other conditions to closing the proposed transaction, certain of which are not within our control, our liquidity, financial position and business may be harmed.
•	Even if we complete the proposed transaction, we may be unable to successfully operate our remaining business.
•	Even if we complete the proposed transaction, we will remain responsible for certain pending litigation involving the Molded Rubber Products Business.
•	If the proposed amendment to increase the number of authorized shares is not approved, we may not have sufficient shares to issue in conjunction with potential business development opportunities or capital raising efforts.

There are representations and warranties contained in the Asset Purchase Agreement that is attached as an appendix and described herein which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Therefore, you should not rely on the representations and warranties contained in the Asset Purchase Agreement as statements of factual information.

We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Neither our website nor its contents are a part of this Proxy Statement.

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RISK FACTORS

You should carefully consider the special risk considerations described below as well as other information provided to you or referenced in this Proxy Statement in deciding how to vote on the proposed sale of the Molded Rubber Products Business and the proposed amendment to our Restated Articles of Incorporation to increase our authorized shares. The special risk considerations described below are not the only ones we face. For a discussion of additional risk considerations, we refer to you the documents we file from time to time with the Securities and Exchange Commission, particularly our Form 10-K for the fiscal year ended September 30, 2010 and our Form 10-Q for the fiscal quarter ended March 31, 2011, which are attached as Appendix B and Appendix C hereto. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Special Risk Considerations Regarding the Proposed Sale of the Molded Rubber Products Business

If we fail to complete the sale of the Molded Rubber Products Business, our business may be harmed.

We cannot assure you that the sale of the Molded Rubber Products Business will be completed. As a result of our announcement of the sale of the Molded Rubber Products Business, third parties may be unwilling to enter into material agreements with respect to our Molded Rubber Products Business. New or existing customers may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers may perceive that such relationships are likely to be more stable. If we fail to complete the proposed sale of the Molded Rubber Products Business, we intend to close the Molded Rubber Products Business, liquidate Green Tech Products’ assets and use the net proceeds to satisfy as much of Green Tech Products’ obligations as possible.

You will not receive any of the proceeds from the sale of the Molded Rubber Products Business.

The purchase price for the assets of the Molded Rubber Products Business will be paid directly to us or our creditors. Therefore, no proceeds will be received by our stockholders as a result of the sale.

The Asset Purchase Agreement may expose us to contingent liabilities.

Under the Asset Purchase Agreement, our Green Tech Products subsidiary is required to indemnify IKH for the breach or violation of any representation, warranty or covenant made by Green Tech Products in the Asset Purchase Agreement, subject to certain limitations and up to a maximum of the total purchase price. In addition, subject to certain procedural requirements, IKH will have the right to offset the amount of any indemnification claims it may have against any amounts due and payable under the $100,000 promissory note IKH will deliver to us at the closing. Significant indemnification claims by IKH could have a material adverse effect on our ability to collect the amounts due to us under that promissory note.

Even if our stockholders approve the sale of the Molded Rubber Products Business, we cannot be sure when, or even if, the sale of the Molded Rubber Products Business will be completed.

The completion of the sale of the Molded Rubber Products Business is subject to the satisfaction of a number of conditions, including, among others, the requirement that we obtain stockholder approval of the sale and the requirement that IKH obtain funds sufficient to complete the transaction on terms and conditions satisfactory to it. In addition, IKH may terminate the agreement if we do not cure breaches, if any, of a material provision of the Asset Purchase Agreement within five business days of notice of such breach. We cannot guarantee that Green Tech Products and IKH will be able to meet the closing conditions of the Asset Purchase Agreement. If Green Tech Products is unable to meet the closing conditions, IKH is not obligated to purchase the Molded Rubber Products Business. We also cannot be sure that other circumstances, for example, a material adverse event, will not arise that would allow IKH to terminate the Asset Purchase Agreement prior to closing. If the asset sale is not approved or does not close, our Board of Directors will be forced to evaluate other alternatives, which are expected to be less favorable to us than the proposed sale of the Molded Rubber Products Business.

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Even if we complete the sale of the Molded Rubber Products Business, we will remain responsible for certain pending litigation involving that business.

We received notice on January 26, 2011 that the Orland Unified School District, Orland, California had filed a complaint in the Glen County Superior Court in the State of California against Green Tech Products and its subsidiaries, GreenMan Technologies and several other unrelated parties, including one of the two senior managers of Green Tech Products who is a co-owner of IKH, seeking general monetary damages, exemplary damages, other statutory damages, attorneys’ fees and costs and other equitable remedies relating to their dissatisfaction with the installation of several playground equipment and tile projects during 2008. Under the Asset Purchase Agreement, IKH is not assuming any of the liabilities potentially associated with this litigation, and all of such of liabilities, if any, will remain our responsibility. We have also agreed to defend and to indemnify the senior manager against any expenses he may incur in connection with this litigation. We believe the case is without merit and that we have substantial defenses against the plaintiff’s claims, and we intend to contest the matter vigorously. If, however, the plaintiff is ultimately successful in winning damages in excess of any insurance coverage that may be available to us, it could have a material adverse effect on our business and financial condition. As of the date of this proxy statement, Green Tech Products is not party to any other litigation.

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PROPOSAL NO. 1

APPROVAL OF THE SALE OF THE MOLDED RUBBER PRODUCTS BUSINESS

General

Pursuant to the Asset Purchase Agreement, we will sell to IKH our Molded Rubber Products Business, which includes all of the assets of our Green Tech Products, Inc. subsidiary. Upon consummation of the proposed sale of the Molded Rubber Products Business, ownership of Green Tech Products’ assets will be transferred to IKH. The sale of the Molded Rubber Products Business will constitute the sale of substantially all of our Molded Rubber Products Business assets.

The Parties

GreenMan Technologies, Inc.

We were originally founded in 1992 and have operated as a Delaware corporation since 1995. Our business is comprised of two business segments, our dual fuel conversion operations (American Power Group) and our molded recycled rubber products operations (Green Tech Products). On June 17, 2009, we signed an exclusive license agreement with American Power Group, Inc. under which we acquired the exclusive worldwide right to commercialize their patented dual fuel alternative energy technology and July 27, 2009, we purchased substantially all of their remaining operating assets, including their name but excluding the dual fuel patent. If the sale of the Molded Rubber Products Business is completed, our sole business will be to operate American Power Group’s dual fuel conversion operations.

Green Tech Products, Inc.

Green Tech Products, Inc. (formerly known as Welch Products, Inc.) is an Iowa corporation wholly owned by GreenMan since October 2007. Green Tech Products’ molded recycled rubber products operations specialize in the design, development and manufacturing of branded recycled products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments.

Irish Knight Holdings, L.L.C.

Irish Knight Holdings, L.L.C. is an Iowa limited liability company co-owned by two senior managers of Green Tech Products. IKH’s principal executive offices are located at 1701 Fernwood Lane, Algonquin, Illinois 60102, and its phone number is 847-917-3958.

Reasons for the Sale of the Molded Rubber Products Business

As of March 31, 2011, we had $751,983 in cash, cash equivalents and restricted certificates of deposit and a working capital deficiency of $1,855,118. We have incurred substantial losses from operations over the past ten fiscal quarters since divesting our tire recycling business in November 2008. Green Tech Products has incurred operating losses aggregating approximately $5.9 million since we acquired the company on October 1, 2007. In addition, Green Tech Products has experienced declining revenues during the past two fiscal years despite ongoing investments in sales and marketing initiatives intended to promote Green Tech Products’ patented products and establish market presence. The sale of the Molded Rubber Products Business will permit us to focus all of our corporate resources on advancing our dual fuel conversion business, which we believe has much greater potential for scalability given the millions of diesel engines operated globally today. We believe the sale of the Molded Rubber Products Business and the terms of the Asset Purchase Agreement are in the best interests of our stockholders.

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Background of the Sale of the Molded Rubber Products Business

In response to continuing significant operating losses and declining revenues our Board of Directors determined it to be in the best interests of shareholder value to exit the Molded Rubber Products Business and to devote all of our corporate resources to advancing American Power Group’s dual fuel conversion business. Accordingly, on March 8, 2011, our Board adopted a plan to commence an immediate effort to identify potential buyers for Green Tech Products’ business and/or evaluate other strategic alternatives.

During the past several months we have met with numerous parties who had expressed an interest in our Molded Rubber Products Business, but who were unwilling to submit an offer to purchase the business. Given these facts and as an alternative to closing down and liquidating the assets of Green Tech Products, we approached two members of Green Tech Products’ senior management team to discuss their interest in acquiring the Molded Rubber Products Business. After several discussions with these individuals, we received a non-binding proposal from IKH, a company formed by the two individuals, to purchase the Molded Rubber Products Business. Based on the consideration offered by IKH, including the assumption of significant liabilities from Green Tech Products, and the unwillingness of other prospective purchasers to submit offers, our Board of Directors believed IKH would be a suitable buyer for our Molded Rubber Products Business. Our Board of Directors also believed, due to IKH’s management’s extensive knowledge of the molded rubber products industry, that there was a high probability that IKH would be able to finance and complete the acquisition.

On April 4, 2011 our Board of Directors met to discuss the status of the potential transaction with IKH and approved the execution of a non-binding letter of intent for the purchase of the Molded Rubber Products Business by IKH.

During April 2011 we provided a draft agreement to IKH that covered the basic terms of the proposed transaction. Throughout the following weeks, we negotiated the terms of the Asset Purchase Agreement with IKH and on June 9, 2011 we finalized the terms of the Asset Purchase Agreement.

On June 10, 2011, our Board of Directors convened a meeting to review the final Asset Purchase Agreement and the proposed sale of the Molded Rubber Products Business. During the meeting, management informed the Board that, based on management’s estimates, the value to be realized from liquidating the Molded Rubber Products Business assets would be insufficient to satisfy all remaining obligations of the business and that IKH was willing to assume or satisfy all of such obligations, other than potential liabilities associated with certain pending litigation. Based on this information and after additional discussions, the Board of Directors determined that entering into the Asset Purchase Agreement and completing the proposed sale of the Molded Rubber Products Business to IKH were in the best interests of the Company and our stockholders. Our Board of Directors and Green Tech Products’ board of directors then approved (i) the Asset Purchase Agreement, (ii) the related transaction agreements, and (iii) the proposed sale of our Molded Rubber Products Business to IKH on the terms set forth in those agreements, and authorized management to execute the Asset Purchase Agreement and the other transaction agreements on our behalf.

On June 13, 2011, Green Tech Products executed the Asset Purchase Agreement with IKH and we publicly announced the agreement on June 14, 2011.

Effect of the Sale of the Molded Rubber Products Business

If our stockholders approve the sale of the Molded Rubber Products Business, we will seek to complete the sale. The cash proceeds of the proposed sale will not be substantial. However, the sale will relieve us of material liabilities and other obligations, and will allow us to focus both management’s attention and our corporate resources to grow our dual fuel conversion business model domestically as well as world-wide and to pursue additional business opportunities that are intended to increase shareholder value.

The Asset Purchase Agreement

The following is a description of the material terms of the Asset Purchase Agreement. The following description does not purport to describe all of the terms and conditions of the Asset Purchase Agreement. The full text of the Asset Purchase Agreement is attached to this proxy statement as Appendix A and is incorporated by reference. You are urged to read the Asset Purchase Agreement in its entirety because it is the legal document that governs the terms and conditions of the proposed sale of the Molded Rubber Products Business.

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Structure

Our Molded Rubber Products Business is operated by our wholly owned subsidiary, Green Tech Products, Inc. The transaction is structured as the sale of substantially all of the assets of Green Tech Products, Inc. to IKH. The assets of our Molded Rubber Products Business will be sold free of liens and encumbrances other than certain assumed liabilities.

Effective Time

The closing of the transaction is anticipated to occur as promptly as practicable after we obtain stockholder approval and satisfy all other conditions to Closing.

Purchase Price

As consideration for the sale of substantially all the assets of the Molded Rubber Products Business, the purchase price will be (i) the assumption of substantially all Green Tech Products’ liabilities (which were approximately $1,100,000 at March 31, 2011, including all of Green Tech Products’ loans from Great Western Bank, in an amount not to exceed $221,427 (inclusive of all principal, accrued but unpaid interest and other charges, fees and obligations), which will be repaid to such bank directly by IKH), but excluding potential liabilities associated with certain pending litigation; (ii) a $50,000 stock inventory credit toward the purchase of products and services from IKH, which credit may be applied during the first nine months after completion of the sale; and (iii) a promissory note in the principal amount of $100,000, which note would bear interest at the rate of 6% per annum and would be payable in increasing monthly installments over a period of 60 months.

The Asset Purchase Agreement is attached to this Proxy Statement as Appendix A. We encourage you to read the Asset Purchase Agreement carefully. Our Board of Directors has unanimously approved the Asset Purchase Agreement, which is the binding legal agreement that governs the terms of the sale of our Molded Rubber Products Business.

Excluded Assets and Retained Liabilities

Certain assets and liabilities related to the Molded Rubber Products Business are excluded from the sale and include:

•	Amounts owed to Green Tech Products by any related party;
•	Liabilities for claims for breaches of representations or warranties or product liability with respect to any product shipped or manufactured, or any services provided, prior to the Closing;
•	Liabilities of Green Tech Products to any related party;
•	Liabilities related to the transaction;
•	Liabilities for any taxes arising as a result of the sale of the Molded Rubber Products Business;
•	Liabilities attributable to assets retained by us, those incurred by us outside the ordinary course of business or inconsistent with past practice and those not clearly identified in contracts and governmental authorizations to be transferred to IKH;
•	Indebtedness of Green Tech Products, except for indebtedness specifically assumed by IKH;
•	Potential liabilities associated with certain litigation pending as of the closing (see “Risk Factors – Even if we complete the sale of the Molded Rubber Products Business, we will remain responsible for certain pending litigation involving that business,” on page 15); and
•	Environmental liabilities related to the period prior to the closing.

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Conduct of Molded Rubber Products Business Prior to the Closing

Green Tech Products has agreed to customary covenants that require Green Tech Products, among other things, from the date of the Asset Purchase Agreement through the closing of the Transaction:

•	to provide IKH with access during normal business hours to Green Tech Products’ properties, books, records and information concerning Green Tech Products’ financial and legal condition as IKH deems reasonably necessary or advisable in connection with the consummation of the Transaction;
•	to conduct the Molded Rubber Products Business in the ordinary and usual course of business;
•	to use best efforts to preserve substantially intact Green Tech Products’ assets;
•	to use best efforts to keep available the services of Green Tech Products’ employees, officer and directors and maintain Green Tech Products’ present relationships with customers, suppliers and others having significant business relationships with it;
•	confer with IKH to keep IKH informed with respect to the general status of the on-going operations of the Molded Rubber Products Business.

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties made by Green Tech Products to IKH and by IKH to Green Tech Products for purposes of allocating the risks associated with the sale of the Molded Rubber Products Business. The assertions embodied in the representations and warranties made by Green Tech Products are qualified by information set forth in a confidential disclosure schedule that was delivered in connection with the execution of the Asset Purchase Agreement. While we do not believe that the disclosure schedule contains information that securities laws require us to publicly disclose, other than information that is being disclosed in this Proxy Statement, the disclosure schedule may contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, you should not rely on any of these representations and warranties as characterizations of the actual state of facts, since they may be modified in important respects by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the disclosure schedule we delivered to IKH at signing and which may not be delivered by us until the consummation of the sale of the Molded Rubber Products Business.

The representations and warranties made by the parties must be accurate as of the date of the Asset Purchase Agreement and as of the time of the closing, except for those representations and warranties that relate to a specific date, which must be accurate as of such date.

Closing Conditions

IKH’s Conditions. IKH’s obligation to complete the proposed sale of the Molded Rubber Products Business is subject to certain conditions, including among other things:

•	the accuracy in all material respects of all of Green Tech Products’ representations and warranties in the Asset Purchase Agreement;
•	the performance in all material respects of all of Green Tech Products’ covenants and obligations under the Asset Purchase Agreement to be performed or complied with by Green Tech Products prior to the completion of the proposed sale of the Molded Rubber Products Business;
•	no legal action or proceeding shall be pending which is reasonably likely to (i) to restrain, prohibit or invalidate the consummation of the sale or (ii) to have an effect which is materially adverse to the results of the Molded Rubber Products Business or Green Tech Products’ financial or other condition;
•	IKH shall have received the valid assignment of a real estate purchase contract among William O. Welch and Cheryl J. Welch, on the one hand, and Green Tech Products, on the other;
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•	the holders of a majority of the votes represented by the outstanding shares of our common stock shall have affirmatively approved the sale of our Molded Rubber Products Business;
•	IKH shall have received all governmental authorizations necessary to own and operate the purchased assets and the Molded Rubber Products Business;
• IKH shall have received copies of the payoff letters in form and substance reasonably acceptable to IKH, stating that all encumbrances held by such creditors shall be released upon payment at the closing of the transaction;
•	IKH shall have obtained on terms and conditions satisfactory to it funds sufficient to complete the transaction;
•	IKH shall have received all other reasonable and customary consents and approvals as required.

Our Conditions. Our obligation to complete the proposed sale of the Molded Rubber Products Business is subject to certain conditions, including, among other things:

•	the accuracy in all material respects of all of IKH’s representations and warranties contained in the Asset Purchase Agreement;
•	the performance in all material respects of all of IKH’s covenants and obligations under the Asset Purchase Agreement to be performed or complied with by IKH prior to the completion of the proposed sale of the Molded Rubber Products Business;
•	no legal action or proceeding shall be pending which is reasonably likely to (i) to restrain, prohibit or invalidate the consummation of the sale or (ii) to have an effect which is materially adverse to the results of the Molded Rubber Products Business or IKH’s financial or other condition;
•	IKH shall have accepted the assignment of the real estate purchase contract and the parties thereto shall have released Green Tech Products from all further obligations thereunder;
•	the holders of a majority of the votes represented by the outstanding shares of our common stock shall have affirmatively approved the sale of our Molded Rubber Products Business;
•	IKH shall have assumed Green Tech’s obligations under the real estate purchase contract among William O. Welch and Cheryl J. Welch, on the one hand, and Green Tech Products, on the other;
•	IKH shall have assumed or paid all of the liabilities of Green Tech Products, including without limitation Green Tech Products’ obligations to Great Western Bank, as provided in the Asset Purchase Agreement;
•	All of the stock options granted by us to the two members of Green Tech Products’ management team prior to the sale shall have become immediately vested and exercisable as of the completion of the sale and shall remain exercisable for a period of five years after the closing; and
•	Green Tech Products shall have received all other reasonable and customary consents and approvals as required.

Non-Competition and Non-Solicitation

Pursuant to the Asset Purchase Agreement, we have agreed that, for a period of three years after the completion of the sale, neither we nor any of our affiliates will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an agent, security holder, consultant, stockholder, subsidiary, partner or otherwise with, any person, firm, corporation or business that engages in any activity that is the same as, similar to, or competitive with Molded Rubber Products Business anywhere within the United States of America.

In addition, for a period of three years from the completion of the sale, we have agreed that neither we nor any of our affiliates will, directly or indirectly, induce or attempt to induce any employee of IKH to leave their employ, or otherwise solicit the employment of any such employee of IKH, hire any such employee or in any way interfere with the relationship between IKH and any of such employees, induce or attempt to induce any customer of IKH to cease doing business with IKH or in any way interfere with the relationship between IKH and any of its customers or business relations, or solicit the business of any then existing customer of IKH.

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Termination

The Asset Purchase Agreement may be terminated at any time prior to the date of the Closing by:

•	mutual consent of the parties;
•	either party if the other party has failed to satisfy any of the closing conditions required to be satisfied by such party prior to Closing;
•	either party if the other party has committed a material breach of any provision of the Asset Purchase Agreement and such breach has not be cured by such party within five business days of receipt of notice of such breach;
•	either party, if our stockholders have not approved the sale of the Molded Rubber Products Business;
•	IKH, if IKH fails to obtain on terms and conditions satisfactory to it funds sufficient to complete the transaction; or
•	by either party on August 31, 2011 if the transactions contemplated by the Asset Purchase Agreement have not been completed by that date.

Expenses

We and IKH are each responsible for our respective costs and expenses that we or IKH incur in connection with the proposed sale of the Molded Rubber Products Business.

Indemnification

Under the Asset Purchase Agreement, Green Tech Products has agreed to indemnify IKH and its representatives and other related parties against any losses, liabilities, damages or expenses, including reasonable attorneys’ fees and expenses, which arise from or in connection with: (a) any breach or inaccuracy of any representation or warranty made by us in the Asset Purchase Agreement or in any exhibits or schedules thereto or in any certificate or document delivered by us at the Closing, with each representation and warranty being read for this purpose without regard to any “materially,” “Material Adverse Effect,” “in any material respect” or similar exception or qualifier contained in any such representation or warranty; (b) any breach or nonperformance of any covenant or obligation made by Green Tech Products in the Asset Purchase Agreement or any other agreement contemplated by the Asset Purchase Agreement; (c) any acts or omissions of Green Tech Products relating to the operations, ownership, condition or conduct of the Molded Rubber Products Business prior to the closing, whether or not disclosed in any schedule to the Asset Purchase Agreement; or (d) any liabilities of the Molded Rubber Products Business retained by Green Tech Products; provided that Green Tech Products’ liability for such indemnification claims for breaches of representations and warranties will not exceed the purchase price, and provided further that Green Tech Products will not be required to indemnify IKH for breaches of representations and warranties unless and until the total claims for such indemnification, in the aggregate, equal or exceed $50,000 and only in the amount in excess of $50,000. Further, Green Tech Products will not be obligated to indemnify IKH with respect to any representation or warranty in the Asset Purchase Agreement to the extent that Green Tech Products’ management team or employees knew or should have known that such representation or warranty is or might be inaccurate.

IKH has agreed to indemnify us and our representatives and other related parties against any losses, liabilities, damages or expenses, including reasonable attorneys’ fees and expenses, which arise from or in connection with: (a) any breach or inaccuracy of any representation or warranty made by IKH in the Asset Purchase Agreement or in any exhibits or schedules thereto or in any certificate or document delivered by IKH at the Closing, with each representation and warranty being read for this purpose without regard to any “materially,” “Material Adverse Effect,” “in any material respect” or similar exception or qualifier contained in any such representation or warranty; or (b) any breach or nonperformance of any covenant or obligation made by IKH in the Asset Purchase Agreement or any other agreement contemplated by the Asset Purchase Agreement; provided that the liability of IKH for such indemnification claims for breaches of representations and warranties shall not exceed an amount equal to the purchase price, and provided further that IKH will not be required to indemnify us for breaches of representations and warranties unless and until the total claims for such indemnification, in the aggregate, equal or exceed $50,000 and only in the amount in excess of $50,000. Further, IKH will not be obligated to indemnify us with respect to any representation or warranty in the Asset Purchase Agreement to the extent that we had actual knowledge that such representation or warranty is inaccurate. In addition, subject to certain procedural requirements, IKH will have the right to offset the amount of any indemnification claims it may have against any amounts due and payable under the $100,000 promissory note IKH will deliver to us at the closing.

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All claims for indemnification, whether by Green Tech Products or by IKH, must be made within 18 months after the completion of the sale, except that (i) indemnification claims with respect to Green Tech Products’ representations and warranties relating to certain intellectual property, environmental matters and tax matters may be made at any time prior to the third month after the expiration of the applicable statute of limitations, and (ii) indemnification claims with respect to representations and warranties relating to the respective parties’ due organization, qualification to do business, authority to consummate the transaction and title to the assets of the Molded Rubber Products Business may be made indefinitely at any time following the closing.

Certain Material Federal and State Income Tax Consequences

This is a summary of the principal material United States federal and state income tax consequences relating to the proposed sale of assets.

The proposed sale of assets may be a transaction taxable to us for United States federal and state income tax purposes. We will recognize taxable income equal to the amount realized on the sale in excess of our tax basis in the assets sold. The amount realized on the sale will consist of the cash we receive in exchange for the assets sold, the stock inventory credit plus the amount of related liabilities assumed by IKH. Although the sale of the assets may result in a taxable gain to us, we believe any taxable gain on a federal and state tax basis would be offset against our current year losses from operations plus available net operating loss carry forwards, as currently reflected on our consolidated federal and state income tax returns.

The proposed sale of the assets will not be a taxable event for our stockholders under applicable United States federal income tax laws.

This summary does not consider the effect of any applicable foreign, state, local or other tax laws nor does it address tax consequences applicable to stockholders that may be subject to special federal income tax rules. This summary is based on the current provisions of the Internal Revenue Code, existing, temporary, and proposed Treasury regulations thereunder, and current administrative rulings and court decisions. Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this summary with respect to the transactions entered into or contemplated prior to the effective date of those changes.

Accounting Treatment

We will record the sale of the Molded Rubber Products Business in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition, we will recognize a gain for financial reporting purposes equal to the net proceeds (the sum of the purchase price, including all liabilities assumed, less the expenses of the sale) less the book value of the assets sold.

Regulatory Approvals

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to complete the sale of the Molded Rubber Products Business, other than the filing of this proxy statement with the Securities and Exchange Commission. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

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No Changes to the Rights of Stockholders

There will be no change in the rights of our stockholders as a result of the sale of the Molded Rubber Products Business.

No Appraisal Rights

Our stockholders do not have appraisal rights under the Delaware General Corporation Law in connection with the sale of the Molded Rubber Products Business.

Required Vote

Our Board of Directors believes that the sale of substantially all the assets of the Molded Rubber Products Business does not constitute a sale of “all or substantially all” of our assets for purposes of Section 271 of the Delaware General Corporate Law, and accordingly, our Board of Directors believes that approval of our stockholders is not required as a matter of Delaware law. The analysis of whether the sale of substantially all the assets of the Molded Rubber Products Business is subject to Section 271 is, however, inherently fact-driven and, if a court of competent jurisdiction were asked to determine whether Section 271 applied, its analysis would depend, among other things, on its views on the relative fair market value of the assets sold as compared to the fair market value of the assets retained following the transaction. To eliminate any uncertainty, Green Tech Products and IKH agreed that the transaction would be conditioned upon an approval of our stockholders. Our Board of Directors has determined to seek the approval of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date, so that such approval that would meet the requirements of Section 271 if Section 271 applied. Our Board of Directors also considered such approval to be a matter of good corporate governance. Because the transaction will be subject to stockholder approval by the stockholder vote that would otherwise be required if we were to sell all or substantially all of our assets, we believe that stockholder approval of the sale of substantially all the assets of the Molded Rubber Products Business would ensure that the transaction has satisfied the requirements of Section 271 if a court of competent jurisdiction ever determined that Section 271 applied to such transaction.

The affirmative vote of the holders of a majority of the shares or our common stock issued and outstanding as of the Record Date is therefore required to approve the sale of the Molded Rubber Products Business. For this purpose, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote “AGAINST” the sale of the Molded Rubber Products Business. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the sale of the Molded Rubber Products Business.

Based in part on the determination of the full Board of Directors, the Compensation Committee of our Board of Directors has determined that the sale of substantially all the assets of the Molded Rubber Products Business does not represent a sale of all or substantially all of our assets for purposes of our 2005 Stock Option Plan, as amended, any awards issued thereunder, or any severance or similar agreements we have with any of our employees. Accordingly, we will not deem the transaction to be an event that triggers the acceleration of vesting of stock options, restricted stock or restricted stock units, or the payment of severance, alone (a “single-trigger”) or in combination with a termination of service (a “double-trigger”). It is possible, however, that one or more employees will disagree with such conclusion and initiate legal action to receive benefits that would be available if the sale of substantially all the assets of the Molded Rubber Products Business were deemed a sale of all or substantially of our assets and other conditions set forth in the applicable plan or agreement were satisfied. We cannot assure you that we would prevail in any such action. Similarly, we do not believe that the sale of substantially all the assets of the Molded Rubber Products Business represents the sale of all or substantially all of our assets for purposes of certain promissory notes that become due and payable upon the sale or other disposition of all or substantially all of our assets. It is possible, however, that one or more note holders will disagree with such conclusion and initiate legal action to recover the principal amount of such notes, together with all accrued interest and costs of collection.

None of our executive officers has any agreement or understanding concerning any type of compensation (whether present, deferred, or contingent) that is based on or otherwise relates to the completion of the sale of the assets of the Molded Rubber Products Business and that has not been waived. Accordingly, we are not requesting an advisory vote of our stockholders with respect to any such compensation.

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Recommendation of Our Board of Directors Regarding the Sale of the Molded Rubber Products Business

For the reasons described above, our Board of Directors has determined that the proposed sale of the Molded Rubber Products Business pursuant to the Asset Purchase Agreement is in the best interests of the Company and our stockholders. Accordingly, our Board of Directors has unanimously approved the proposed sale of the Molded Rubber Products Business and recommends to our stockholders that they vote “FOR” approval of Proposal No. 1.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the proposed sale of the Molded Rubber Products Business pursuant to the Asset Purchase Agreement by completing and returning the enclosed proxy or by completing and returning the voting instructions that you receive from the broker or other nominee that holds your shares.

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PROPOSAL NO. 2

PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Purpose

The Board of Directors has recommended to the stockholders that our Company amend its Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 100,000,000 shares. The text of the proposed amendment is set forth in Appendix D to this Proxy Statement.

As of May 31, 2011, there were 36,034,908 shares of our common stock issued and outstanding, and we had reserved approximately 9,871,088 additional shares for future issuance. These reserved shares include: 5,898,500 shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, 2005 Stock Option Plan, 874,746 shares for issuance upon exercise of other stock options and stock purchase warrants and 3,097,842 shares for issuance upon the conversion of certain convertible promissory notes.

If this proposal is approved, the Board of Directors will have the authority to issue approximately 54,090,000 additional shares of common stock as of May 31, 2011, not including shares already reserved for issuance, as described above, without further stockholder approval. The Board of Directors believes that the increase in the number of authorized shares of common stock is in the best interests of our Company and our stockholders. The Board of Directors believes that the authorized common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors. These purposes may include, among others, the issuance of common stock to facilitate potential mergers or acquisitions, raising capital or acquiring technology rights through the sale of stock, and/or attracting or retaining valuable employees by the issuance of stock options. Except as described above or elsewhere in this proxy statement, we have no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board of Directors, however, considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of common stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of common stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which our securities may then be listed or traded, or our Restated Certificate of Incorporation or By-Laws then in effect. Frequently, opportunities arise that require prompt action, and we believe that delay necessitated for stockholder approval of a specific issuance could be detrimental to our Company and our stockholders.

The additional shares of common stock authorized for issuance pursuant to this proposal will have the rights and privileges which the presently outstanding shares of common stock possess under our Restated Certificate of Incorporation. Shares of our common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The increase in authorized shares would not affect the terms or rights of holders of existing shares of common stock. The voting, dividend and liquidation rights of the holders of common stock, however, may be subordinate to the rights of the holders of the any preferred stock which may be issued from time to time. All outstanding shares of common stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

The issuance of any additional shares of common stock by our Company may, depending on the circumstances under which those shares are issued, reduce stockholders’ equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of common stock of existing stockholders. We expect, however, to receive consideration for any additional shares of common stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

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The authorized but unissued shares of common stock could be used to make a change in control of our Company more difficult. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of our Company and our stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our common stock, to acquire control of our Company since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Our Restated Certificate of Incorporation and By-Laws contain certain provisions, including the grant of authority to the Board of Directors to issue up to 1,000,000 shares of preferred stock in one or more series (with such rights and preferences as the Board may determine), without the approval of stockholders, and certain provisions relating to the calling of stockholder meetings and the conduct of such meetings, that may be considered to have an anti-takeover effect. We are not aware of any pending or threatened efforts to obtain control of our Company, and the Board of Directors has no current intention to use the additional shares of common stock to impede a takeover attempt or to propose any additional anti-takeover measures in future proxy solicitations.

Required Stockholder Vote to Approve the Adjournment Proposal

Approval of the amendment to increase the number of authorized shares of common stock will require the affirmative vote of the holders of a majority of our common stock issued and outstanding as of the Record Date. Abstentions will have the same effect as a vote against the proposal; broker non-votes will have no outcome on the vote.

Recommendation of our Board of Directors

The Board of Directors recommends a vote for the approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000.

PROPOSAL 3

ADJOURNMENT

Purpose

In the event there are not sufficient votes present, in person or by proxy, at the Special Meeting to approve the sale of the Molded Rubber Products Business or the increase in the number of authorized shares of our common stock, our chief executive officer or other officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the Special Meeting to a later date or dates to permit further solicitation of proxies.

Required Stockholder Vote to Approve the Adjournment Proposal

Approval of the adjournment proposal will require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Assuming the presence of a quorum, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have no effect on the adjournment proposal.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that our stockholders vote “FOR” approval of Proposal No. 3 to adjourn the Special Meeting, if necessary to obtain the requisite number of proxies to approve Proposal No. 1 and/or Proposal No. 2.

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

GREENMAN TECHNOLOGIES, INC., AND SUBSIDIARIES

General Information

The following unaudited pro forma consolidated financial information sets forth the pro forma consolidated results of operations of GreenMan Technologies, Inc. (the “Company”) for the six months ended March 31, 2011 and 2010 and the pro forma consolidated financial position of the Company as of March 31, 2011 as if we had sold the Green Tech Products for their estimated fair value of $150,000.

The unaudited pro forma consolidated results of operations for the six months ended March 31, 2011 and 2010 and for the fiscal year ended September 30, 2010 have been derived from the Company’s historical consolidated financial information and give effect to the following transaction as if it had occurred on October 1, 2009 (the earliest period presented). In addition, the unaudited pro forma consolidated balance sheet as of March 31, 2011 has been derived from the Company’s historical consolidated financial information and gives effect to the following transaction as if it had occurred on March 31, 2010:

Transaction — Based on the historical operating losses associated with our molded recycled rubber product subsidiary and our Board of Director’s intent devote all corporate resources to advancing our dual fuel conversion business, our Board of Directors has determined it to be in the best interest of shareholder value to exit the molded recycled rubber product business. Accordingly, on March 8, 2011, our Board of Directors adopted a plan to commence an immediate effort to identify potential buyers for our molded recycled rubber products business and/or evaluate other strategic alternatives. As a result, we wrote down all molded recycled rubber product net operating assets and liabilities to their estimated fair value at March 31, 2011 and recorded a non-cash impairment loss and inventory valuation allowance of $448,879 at March 31, 2011.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements.

The unaudited pro forma consolidated financial information does not purport to represent what the Company’s consolidated results of operations or consolidated financial position would have been if this transaction had occurred on the date indicated and are not intended to project the Company’s consolidated results of operations or consolidated financial position for any future period or date.

The unaudited pro forma adjustments are based on estimates and certain assumptions that the Company believes are reasonable. The unaudited consolidated pro forma adjustments and primary assumptions are described in the accompanying notes herein.

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GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Balance Sheet

As of March 31, 2011

	GreenMan	Disposal	of Business
	Historical	Molded Rubber	Pro Forma		Pro Forma
	Consolidated	Product Business	Adjustments		Consolidated
ASSETS
Cash	$194,483	$22,297	$—		$172,186
Certificates of deposit, restricted	557,500	—	—		557,500
Accounts receivable, net	736,055	244,091	—		491,964
Inventory	835,966	599,697			236,269
Net value of assets held for sale	—	—	150,000	(Ic)	150,000
Other current assets	542,732	27,628	—		515,104
Total current assets	2,866,736	893,713	150,000		2,123,023
Property, plant and equipment	819,876	358,000	—		461,876
Other assets	1,530,815	150	—		1,530,665
Total assets	$5,217,427	$1,251,863	$150,000		$4,115,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$1,119,150	$316,880	$—		$802,270
Accrued expenses and other liabilities	1,109,925	352,619	—		757,306
Notes payable, current	2,124,672	221,427	—		1,903,245
Notes payable, related party, current	299,589	—	—		299,589
Obligations under lease settlement, current	68,518	—	—		68,518
Total current liabilities	4,721,854	890,926	—		3,830,928
Notes payable, non-current	326,482	210,937	—		115,545
Obligations under lease settlement, non-current	505,540	—	—		505,540
Convertible notes payable	397,446	—	—		397,446
Total liabilities	5,951,322	1,101,863	—		4,849,459

Preferred stock	—	—	—		—
Common stock	360,322	—	—		360,322
Additional paid in capital	39,621,852	—	—		39,621,852
Common shares held as collateral	(20,000)	—	—		(20,000)
Accumulated deficit	(40,696,069)	150,000	150,000	(Ic)	(40,696,069)
Total stockholders’ equity	(733,895)	150,000	150,000		(733,895)
Total liabilities and stockholders’ equity	$5,217,427	$1,251,863	$150,000		$4,115,564

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GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Statement of Operations

Six Months Ended March 31, 2011

	GreenMan	Disposal	of Business
	Historical	Molded Rubber	Pro Forma	Pro Forma
	Consolidated	Product Business	Adjustments	Consolidated
Net sales	$1,706,046	$827,923	$—	$878,123
Cost of sales	1,915,805	922,678	—	993,127
Gross (loss) profit	(209,759)	(94,755)	—	(115,004)
Operating expenses:
Selling, general and administrative	2,318,535	682,164	—	1,636,371
Impairment loss	423,250	273,650	—	149,600
Research and development	513,533	—	—	513,533
	3,255,318	955,814	—	2,299,504
Operating loss	(3,465,077)	(1,050,569)	—	(2,414,508)
Other income (expense):
Interest and financing expense, net	(244,161)	(14,378)	—	(229,783)
Other, net	(81,913)	8,903	—	(90,816)
Other expense, net	(326,074)	(5,475)	—	(320,599)
Net loss	$(3,791,151)	$(1,056,044)	$—	$(2,735,107)

Net loss per share –basic and diluted	$(0.11)	$(0.03)	$—	$(0.08)

Weighted average shares outstanding -basic	33,550,782	33,550,782	—	33,550,782

GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Statement of Operations

Six Months Ended March 31, 2010

	GreenMan	Disposal	of Business
	Historical	Molded Rubber	Pro Forma	Pro Forma
	Consolidated	Product Business	Adjustments	Consolidated
Net sales	$687,860	$526,482	$—	$161,378
Cost of sales	1,025,565	417,688	—	607,877
Gross (loss) profit	(337,705)	108,794	—	(446,499)
Operating expenses:
Selling, general and administrative	2,527,891	642,621	—	1,885,270
Research and development	291,513	—	—	291,513
	2,819,404	642,621	—	2,176,783
Operating loss	(3,157,109)	(533,827)	—	(2,623,282)
Other income (expense):
Interest and financing expense, net	(4,900)	(18,238)	—	13,338
Other, net	(152,715)	261	—	(152,976)
Other expense, net	(157,615)	(17,977)	—	(139,638)
Net loss	$(3,314,724)	$(551,804)	$—	$(2,762,920)

Net loss per share –basic and diluted	$(0.10)	$(0.02)	$—	$(0.08)

Weighted average shares outstanding -basic and diluted	33,083,212	33,083,212	—	33,083,212

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GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Statement of Operations

Fiscal Year Ended September 30, 2010

	GreenMan	Disposal	of Business
	Historical	Molded Rubber	Pro Forma	Pro Forma
	Consolidated	Product Business	Adjustments	Consolidated
Net sales	$2,574,514	$2,241,981	$—	$332,533
Cost of sales	2,678,768	1,649,229	—	1,029,539
Gross (loss) profit	(104,254)	592,752	—	(697,006)
Operating expenses:
Selling, general and administrative	4,780,629	1,413,058	—	3,367,571
Research and development	699,366	—	—	699,366
	5,479,995	1,413,058	—	4,066,937
Operating loss	(5,584,249)	(820,306)	—	(4,763,943)
Other income (expense):
Interest and financing expense, net	47,853	(36,845)	—	84,698
Other, net	(254,003)	261	—	(254,264)
Other expense, net	(206,150)	(36,584)	—	(169,566)
Net loss from continuing operations	$(5,790,399)	$(856,890)	$—	$(4,933,509)

Net loss per share –basic and diluted	$(0.17)	$(0.03)	$—	$(0.15)

Weighted average shares outstanding -basic	33,110,940	33,110,940	—	33,110,940

I.      Adjustments to unaudited pro forma consolidated balance sheet

(a)   GreenMan Technologies, Inc.

Represents the historical unaudited consolidated balance sheet as of March 31, 2011.

(b)   Molded Rubber Product Business

Represents the elimination of the Molded Rubber Product Business assets and liabilities, as reflected in the historical unaudited consolidated balance sheet of the Company as of March 31, 2011.

(c)   Pro Forma Adjustments

To record the estimated net proceeds the Company will receive from selling the assets and liabilities of the Molded Rubber Products Business.

II.   Adjustments to unaudited pro forma consolidated statements of operations

a)   GreenMan Technologies, Inc.

Represents the historical unaudited consolidated statement of operations for the six months ended March 31, 2011 and 2010.

b)   Molded Rubber Product Business

Represents the elimination of Molded Rubber Product Business’ revenues and expenses as reflected in the historical consolidated statement of operations of the Company for the six months ended March 31, 2011 and 2010.

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MOLDED RUBBER PRODUCTS BUSINESS

UNAUDITED FINANCIAL STATEMENTS

The Company has prepared the following unaudited financial statements to present the balance sheets and statements of operations of the Molded Rubber Products Business on a stand-alone basis for the same periods as presented for the Company as a whole set forth in Appendix B and Appendix C, respectively. The unaudited financial statements represent the results of operations and financial position of the Molded Rubber Products Business as a stand-alone business, which include certain cost allocations.

The following unaudited financial statements of the Molded Rubber Products Business are presented herein:

•	Unaudited balance sheets — as of March 31, 2011, September 30, 2010 and 2009.
•	Unaudited statements of operations — for the six months ended March 31, 2011 and 2010 and for the years ended September 30, 2010 and 2009.
•	Notes to unaudited financial statements

The unaudited financial statements of the Molded Rubber Products Business, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited Company’s historical financial statements and notes thereto attached hereto as Appendix B and the Company’s unaudited historical financial statements and notes thereto attached hereto as Appendix C.

The unaudited financial statements of the Molded Rubber Products Business included herein are derived from the Company’s consolidated financial statements.

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GREENMAN TECHNOLOGIES, INC.

Molded Rubber Products Business

Balance Sheets

(Unaudited)

	March 31, 2011	September 30, 2010	September 30, 2009
ASSETS
Cash	$22,297	$107,446	$224,915
Accounts receivable, net	244,091	703,236	870,782
Product inventory	599,697	931,899	804,976
Other current assets	27,628	38,328	233,489
Total current assets	893,713	1,780,909	2,134,162
Property, plant and equipment	358,000	497,326	521,513
Other assets	150	260,900	461,817
Total assets	$1,251,863	$2,539,135	$3,117,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$316,880	$345,793	$329,681
Accrued expenses and other liabilities	352,619	401,293	323,352
Notes payable, current	221,427	245,065	305,176
Total current liabilities	890,926	992,151	958,209
Notes payable, non-current	210,937	214,919	408,010
Total liabilities	1,101,863	1,207,070	1,366,219
Common stock	—	—	—
Additional paid in capital	—	—	—
Accumulated earnings	150,000	1,332,065	1,751,273
Total stockholders’ equity	150,000	1,332,065	1,751,273
Total liabilities and stockholders’ equity	$1,251,863	$2,539,135	$3,117,492

The accompanying notes are an integral part of these financial statements.

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GREENMAN TECHNOLOGIES, INC.

Molded Rubber Products Business

Statements of Operations

(Unaudited)

	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010
Net sales	$827,923	$526,482
Cost of sales	922,678	417,688
Gross (loss) profit	(94,755)	108,794
Operating expenses:
Selling, general and administrative	682,164	642,621
Impairment loss	276,650	—
	955,814	642,621
Operating loss	(1,050,569)	(533,827)
Other income (expense):
Interest and financing costs	(14,378)	(18,238)
Other, net	8,903	261
Other expense, net	(5,475)	(17,977)
Net loss	$(1,056,044)	$(551,804)

	Year Ended September 30, 2010	Year Ended September 30, 2009
Net sales	$2,241,981	$3,227,633
Cost of sales	1,649,229	2,504,788
Gross profit	592,752	722,845
Operating expenses:
Selling, general and administrative	1,413,058	1,592,840
Impairment loss	—	2,289,939
	1,413,058	3,882,779
Operating loss	(820,306)	(3,159,934)
Other income (expense):
Interest and financing costs	(36,845)	(68,786)
Other, net	261	20,611
Other expense, net	(36,584)	(48,175)
Net loss	$(856,890)	$(3,208,109)

The accompanying notes are an integral part of these financial statements.

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MOLDED RUBBER PRODUCTS BUSINESS

Notes to the Unaudited Financial Statements

For the Six Months Ended March 31, 2011 and 2010 and

Fiscal Years Ended September 30, 2010 and 2009

The Molded Rubber Products Business historical financial position and financial results are reported as part of GreenMan Technologies, Inc. consolidated results.

1.      Summary of Significant Accounting Policies

Business

Our Green Tech Products’ molded recycled rubber products operations specialize in the design, development and manufacturing of branded recycled products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments. Green Tech’s Duromat Extended Life™ playground safety tiles are manufactured with a patented “cold-cure” process that allows high quality crumb rubber tiles to have a unique long life, even in extreme hot and cold temperatures.

Basis of Presentation

The financial statements contained herein follow the principles and policies more fully described in the Company’s audited consolidated financial statements for the year ended September 30, 2010 and 2009 attached hereto as Appendix C, and the Company’s unaudited consolidated financial statements for the three and six month periods ended March 31, 2011 attached hereto as Appendix D, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited financial statements are derived from the Company’s historical consolidated financial statements and are designed to present the Molded Rubber Products Business as if it was not part of the consolidated operations of the Company for the periods presented. Management believes that the unaudited financial statements presented herein have been prepared in accordance with generally accepted accounting principles and meet Regulation S-X requirements.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses recorded during the reporting period. Actual results could differ from those estimates. Such estimates relate primarily to the estimated lives of property and equipment other intangible assets, the valuation reserve on deferred taxes, the value of our lease settlement obligation and the value of equity instruments issued. The amount that may be ultimately realized from assets and liabilities could differ materially from the values recorded in the accompanying financial statements for the periods presented.

Cash Equivalents

Cash equivalents include short-term investments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Management determines the allowance for doubtful accounts by regularly evaluating past due individual customer receivables and considering a customer’s financial condition, credit history, and the current economic conditions. Individual accounts receivable are written off when deemed uncollectible, with any future recoveries recorded as income when received.

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Product Inventory

Inventory consists primarily of crumb rubber and is valued at the lower of cost or market on the first-in first-out (FIFO) method. Finished goods primarily consist of molded products and playground equipment. Inventory consists of the following:

	March 31, 2011	September 30, 2010
Raw materials	$27,659	$35,173
Finished goods	572,038	896,726
Total inventory	$599,697	$931,899

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization expense is provided on the straight-line method. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Significant improvements and major renewals that extend the useful life of equipment are capitalized. Property, plant and equipment consists of:

	March 31, 2011	September 30, 2010	Estimated Useful Lives
Land	$115,000	$175,000	—
Buildings and improvements	251,495	285,000	10 - 20 years
Machinery and equipment	1,109,697	1,129,547	5 - 10 years
Furniture and fixtures	20,118	20,118	3 - 5 years
	1,496,310	1,609,665
Less accumulated depreciation	(1,138,310)	(1,112,339)
Property, plant and equipment, net	$358,000	$497,326

Revenue Recognition

We have primarily two sources of revenue: (1) product revenue which is earned from the sale of molded rubber products and playground equipment and (2) installation revenue which is earned from the installation of molded products and playground equipment. Revenues from product sales are recognized when the products are shipped and collectability is reasonably assured. Revenues derived from installations of our products are recognized when the installation is complete.

Shipping and Handling Fees and Costs

Shipping and handling fees and costs billed to customers and incurred by the Company are reported gross in revenues and cost of sales in the consolidated statements of operations and comprehensive income.

Income Taxes

Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss and tax credit carry forwards to the extent their realization is more likely than not. The deferred tax expense for the period represents the change in the net deferred tax asset or liability from the beginning to the end of the period.

Product Warranty Costs

Our molded rubber products operations typically offer a five-year warranty for all of our tile and playground equipment. We provide for the estimated cost of product warranties for both our recycled rubber products at the time product revenue is recognized. Factors that affect our warranty reserves include the number of units sold, historical and anticipated rates of warranty repairs, and the cost per repair.

The following table provides the detail of the change in our product warranty accrual as of:

	March 31, 2011	September 30, 2010
Warranty accrual at the beginning of the year	$64,645	$79,730
Charged to costs and expenses relating to new sales	3,270	10,854
Costs of product warranty claims	(3,350)	(25,939)
Warranty accrual at the end of year	$64,565	$64,645

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Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” we review intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our intangible assets below their carrying value.

In conjunction with the Green Tech Products acquisition in 2007 we recognized $2,289,939 of goodwill, $735,000 associated with long term contractual relationships acquired and $130,000 to acquired patents. The long term contractual relationships are being amortized on a straight line basis over an estimated useful life ranging from 48 to 60 months and the patents are being amortized on a straight line basis over an estimated useful life of 60 months. During the fiscal 2008 and 2009 Green Tech Products incurred significant operating losses per year, has had negative cash flow from operations and stagnant revenue growth. As of September 30, 2009 management determined that based on several fair value determination scenarios the estimated fair value of Green Tech Products was below its carrying value including goodwill and therefore recorded a non-cash impairment loss of $2,289,939 at September 30, 2009.

Long-Lived Assets

Long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. We evaluate at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, we use future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are fully recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

New Accounting Pronouncements

A.	ASU 2009-13, Revenue Recognition (Topic 605) – Multiple Deliverable Revenue Arrangements –a consensus of the FASB Emerging Issues Task Force – This ASU addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. The ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
B.	ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements – This ASU affects all entities that are required to make disclosures about recurring and nonrecurring fair value measurements under FASB ASC Topic 820, originally issued as FASB Statement No. 157, Fair Value Measurements. The ASU requires certain new disclosures and clarifies two existing disclosure requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We do not expect a material impact on our financials due to the implementation of this guidance.
C.	ASU 2010-13, Compensation – Stock Compensation (Topic 718) – Effect of Denomination the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades- a consensus of the FASB Emerging Issues Task Force – This ASU clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, any entity would not classify such an award as a liability if it otherwise qualifies as equity. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
36

D.	ASU 2010-17. Revenue Recognition – Milestone Method (Topic 605)- Milestone Method of Revenue Recognition – a consensus of the FASB Emerging Issues Task Force – This ASU provides guidance to vendors on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. This ASU is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
E.	ASU 2010-20, Receivables (Topic 310) Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses– This ASU requires companies to provide more information in their disclosures about the credit quality and risk exposures of their financing receivables and the credit reserves held against them. For public companies, the amendments that require disclosures as of the end of a reporting period are effective for periods ending on or after December 15, 2010. The amendments that require disclosure about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 31, 2011:

•	by each of our directors and executive officers;
•	by all of our directors and executive officers as a group; and
•	by each person (including any “group” as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock.

Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of May 31, 2011, 36,034,908 shares of our common stock were issued and outstanding

Security Ownership of Management and Directors

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Dr. Allen Kahn (3)	4,876,000	13.50%
Maury Needham (4)	1,780,839	4.89%
Lyle Jensen (5)	1,613,522	4.37%
Charles E. Coppa (6)	870,095	2.39%
Lew F. Boyd (7)	472,678	1.31%
Kevin Tierney, Sr.(8)	61,500	*
Thomas Galvin.	54,168	*
All officers and directors as a group (7 persons)	9,728,801	25.7%

* less than 1%

Security Ownership of Certain Beneficial Owners

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Iowa State Bank (9)	2,000,000	5.70%

_____________________________

(1)	Except as noted, each person’s address is care of GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940.
(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3)	Includes 50,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(4)	Includes 392,500 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham’s wife.
(5)	Includes 878,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(6)	Includes 336,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(7)	Includes 116,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(8)	Includes 20,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(9)	Iowa State Bank holds 2,000,000 shares of our common stock as collateral pursuant to the terms of a November 9, 2010 credit facility with our American Power Group, Inc. subsidiary. Iowa State Bank’s address is 5 East Call Street, Algona, Iowa, 50511. The shares are to be returned when the credit facility is paid off.

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OTHER MATTERS

Our Board of Directors is not aware of any other business that may come before the Special Meeting. However, if additional matters properly come before the Special Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto at the discretion and in accordance with the judgment of the proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than October 21, 2012. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

Stockholders who otherwise wish to present a proposal at our next annual meeting of stockholders must deliver written notice of the proposal to our Secretary at our principal executive offices, no earlier than December 31, 2011 and no later than January 30, 2012 (provided, however, that if our next annual meeting is held earlier than February 29, 2012 or later than April 29, 2012, proposals must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The submission must set forth: (i) the name and address of the stockholder who intends to bring business before the meeting; (ii) the general nature of the business which he or she seeks to being before the meeting; and (iii) a representation that the stockholder is a holder of record of shares of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission as required by the Exchange Act of 1934, as amended. To read or obtain copies of our filings with the Securities and Exchange Commission, you may visit the Securities and Exchange Commission in person, request the documents in writing at prescribed rates or view our filings on the Securities and Exchange Commission website at:

Securities and Exchange Commission Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

(800) SEC-0330

www.sec.gov

If you would like additional copies of this proxy statement, or if you have questions about any of the proposals to be voted on at the Special Meeting, you should contact:

GREENMAN TECHNOLOGIES, INC.

Attn: Charles E. Coppa

Chief Financial Officer, Treasurer and Secretary

(781) 224-2411

You can also find additional information about us at our website at www.greenman.biz. Information contained on our website does not constitute part of this document.

REQUEST TO SIGN, DATE AND RETURN PROXIES

If you do not intend to be present at the Special Meeting on July 29, 2011, please sign, date and return the enclosed proxy card at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS,

Charles E. Coppa

Chief Financial Officer, Treasurer and Secretary

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APPENDIX A

ASSET PURCHASE AGREEMENT

BY AND AMONG

IRISH KNIGHT HOLDINGS, L.L.C.

AND

GREEN TECH PRODUCTS, INC.

40

APPENDIX B

GREENMAN TECHNOLOGIES, INC.

ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010

41

APPENDIX C

GREENMAN TECHNOLOGIES, INC.

QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2011

42

PROXY FOR SPECIAL MEETING OF GREENMAN TECHNOLOGIES, INC.

SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF

GREENMAN TECHNOLOGIES, INC.

The undersigned, revoking all proxies, hereby appoints Lyle Jensen and Charles Coppa and each of them (with full power to act alone), proxies and attorneys-in-fact with full power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of GreenMan Technologies, Inc. that the undersigned would be entitled to vote if then personally present at the Special Meeting of Stockholders of GreenMan Technologies, Inc. to be held on July 29, 2011 at 10:00 a.m., local time, at the offices of Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Suite 205, Waltham, Massachusetts, 02451 or any adjournment thereof, upon all subjects that may properly come before the Special Meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the approval of the following proposals and, at their discretion, on any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ALL ITEMS.

PROPOSAL 1:    To approve the sale of substantially all of the assets of Green Tech Products, Inc. that relate to our Molded Rubber Products Business pursuant to the Asset Purchase Agreement dated June 13, 2011 between Green Tech Products, Inc. and Irish Knight Holdings, L.L.C.:

 FOR	 AGAINST	 ABSTAIN

PROPOSAL 2:    To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000;

 FOR	 AGAINST	 ABSTAIN

PROPOSAL 3:    To approve one or more adjournments of the Special Meeting if deemed necessary to facilitate the approval of Proposal No. 1 and/or Proposal No. 2, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve either such proposal:

 FOR	 AGAINST	 ABSTAIN

Please Sign on the Reverse Side and Return this Proxy Promptly in the Enclosed Envelope.

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR all Proposals.

Date: ________________________

___________________________________

(Signature)

___________________________________

(Signature, if held jointly)

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their titles.)

Detach above card, sign, date and mail in postage paid envelope provided.